Exhibit 24.1

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Owens Corning, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Brian D. Chambers, Gina A. Beredo and Kenneth S. Parks, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of the Registrant’s common stock to be offered in connection with the Owens Corning 2023 Stock Plan, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement, and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian D. Chambers	President and Chief Executive Officer and Director
Brian D. Chambers	(Principal Executive Officer)	April 20, 2023

/s/ Kenneth S. Parks	Executive Vice President and Chief Financial Officer
Kenneth S. Parks	(Principal Financial Officer)	April 20, 2023

/s/ Mari K. Doerfler	Vice President and Controller
Mari K. Doerfler	(Principal Accounting Officer)	April 20, 2023

/s/ Eduardo E. Cordeiro
Eduardo E. Cordeiro	Director	April 20, 2023

/s/ Adrienne D. Elsner
Adrienne D. Elsner	Director	April 20, 2023

/s/ Alfred E. Festa Alfred E. Festa	Director	April 20, 2023

/s/ Edward F. Lonergan Edward F. Lonergan	Director	April 20, 2023

/s/ Maryann T. Mannen Maryann T. Mannen	Director	April 20, 2023

/s/ Paul E. Martin Paul E. Martin	Director	April 20, 2023

/s/ W. Howard Morris W. Howard Morris	Director	April 20, 2023

/s/ Suzanne P. Nimocks Suzanne P. Nimocks	Director	April 20, 2023

/s/ John D. Williams John D. Williams	Director	April 20, 2023